                                                                       Exhibit 5

                             DECHERT PRICE & RHOADS
                              30 Rockefeller Plaza
                            New York, New York 10112


                                                               December 18, 1998

Penhall International Corp.
1801 Penhall Way
P.O. Box 4609
Anaheim, California 92803

                  Re:      Penhall International Corp.
                           12% Senior Notes due 2006

Dear Sirs:

                  We have acted as counsel for Penhall International Corp., an Arizona corporation (the "Company"), and the subsidiaries of the Company listed on Schedule A hereto (the "Guarantors"), in connection with the filing by the Company and the Guarantors of a Registration Statement on Form S-4, Registration No. 333-64745 (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering up to $100 million aggregate principal amount of the Company's 12% Senior Notes due 2006 (the "New Notes") under the Securities Act of 1933, as amended (the "Act"). The New Notes are to be issued in exchange for an equal aggregate principal amount of the Company's outstanding 12% Senior Notes due 2006 (the "Existing Notes"), are to be guaranteed on a senior basis (the "Guarantees") by each of the Guarantors and are to be issued pursuant to the terms of the indenture between Penhall Acquisition Corp. and United States Trust Company of New York, as trustee (the "Trustee"), filed as
Exhibit 4.1 to the Registration Statement as supplemented by the First Supplemental Indenture dated August 4, 1998 among the Company, the Guarantors and the Trustee filed as Exhibit 4.2 to the Registration Statement (collectively, the "Indenture"). The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

                  In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the

Penhall International Corp.
December 18, 1998
Page 2





correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

                  We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Notes.

                  Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  1. The New Notes have been duly authorized by the Company and, when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the New Notes have been duly executed by the Company and when the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the New Notes will be valid and binding obligations of the Company.

                  2. The Guarantees have been duly authorized by each of the Guarantors and, when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the New Notes have been duly executed by the Company, when the notation of the Guarantees on the New Notes has been duly endorsed by each Guarantor and when the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Guarantees will be valid and binding obligations of the Guarantors.

                  Our opinion is subject to (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and other laws affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers and (ii) limitations imposed by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  This opinion is rendered to the Company in connection with the filing of the Registration Statement and for no other purpose. We are members of the Bar of the State of New York, and except as contemplated by the next succeeding sentence we express no opinion as to

Penhall International Corp.
December 18, 1998
Page 3



the laws of any jurisdiction other than the laws of the United States of America and the State of New York. In rendering the opinions set forth above as to due authorization of the New Notes and the Guarantees, we have relied, with your approval, upon the opinions of Jennings, Strouss & Salmon, P.L.C. and Gibson, Dunn & Crutcher LLP. Copies of all such opinions are attached hereto.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                                     Very truly yours,



                                                     /s/ DECHERT PRICE & RHOADS

                                                                      Schedule A





                                                        Jurisdiction of
The Guarantors                                          Incorporation
--------------------------------------------------------------------------------
Penhall Rental Corp.                                    California
Penhall Company                                         California

                         GIBSON DUNN & CRUTCHER LLP
                           333 South Grand Avenue
                        Los Angeles, California 90071





                              December 17, 1998


(212) 351-4000                                                      C11533-00001

Penhall Rental Corp.
Penhall Company
1801 Penhall Way
Anaheim, CA 92803

Dechert Price & Rhoads
30 Rockefeller Plaza
New York, NY 10112

     Re:  Penhall International Corp. -- 12% Senior Notes due 2006
          --------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special California counsel for Penhall Rental Corp. and Penhall Company (the "Guarantors"), each a California corporation and a subsidiary of Penhall International Corp., an Arizona corporation (the "Issuer"), in connection with the filing by the Issuer and the Guarantors of a Registration Statement on Form S-4, Registration No. 333-64745 (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering up to $100 million aggregate principal amount of the Issuer's 12% Senior Notes due 2006 (the "New Notes") under the Securities Act of 1933, as amended. The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 12% Senior Notes due 2006 pursuant to the Registration Rights Agreement dated August 4, 1998 among Penhall Acquisition Corp., an Arizona corporation and predecessor to the Issuer ("PAC"), BT Alex. Brown Incorporated and Credit Suisse First Boston Corporation, filed as
Exhibit 4.4 to the Registration Statement. The Issuer and the Guarantors assumed all of the obligations of PAC under the Registration Rights Agreement pursuant to the Assumption Agreement dated August 4, 1998 among the Issuer, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"), filed as Exhibit 4.3 to the Registration Statement. The New Notes are to be issued pursuant to the terms of the Indenture dated as of August 1, 1998 (the "Indenture") among PAC and the Trustee, filed as Exhibit 4.1 to the Registration Statement. The Issuer and the Guarantors assumed all of the obligations of PAC under the Indenture pursuant to the First Supplemental Indenture dated August 4, 1998 among the Issuer, the Guarantors and the Trustee, filed as Exhibit 4.2 to the Registration Statement. The New Notes are to be guaranteed by each of the Guarantors pursuant to a guarantee to be endorsed on the New Notes in the form attached as Exhibit E to the Indenture (the "Exchange Guarantees").

     In our capacity as special counsel for the Guarantors, we have examined, in connection with the opinions set forth herein, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the originals of such agreements, documents,

Penhall Rental Corp.
Penhall Company
Dechert Price & Rhoads
December 17, 1998
Page 2


corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth herein. As to certain factual matters, we have relied upon certificates of officers of the Guarantors.

     We have assumed with your permission that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of individuals executing documents on behalf of either of the Guarantors) were duly authorized, the documents submitted to us as originals are authentic, the documents submitted to us as certified or reproduction copies conform to the originals and the originals of the documents submitted to us as certified or reproduction copies are authentic.

     Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Exchange Guarantees have been duly authorized by each of the Guarantors.

     The foregoing opinion is subject to the following exceptions, qualifications and limitations:

     A.We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California. This opinion is limited to the effect of the present state of the laws of the State of California and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

     The matters recited in the first paragraph of this letter are not intended and shall not be construed to constitute an opinion of this Firm.

     This opinion is rendered to you in connection with the filing of the Registration Statement and for no other purpose. This opinion may not be relied upon by any person other than you, or by you in any other context. This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/  GIBSON, DUNN & CRUTCHER LLP

JRH, JPR, SBJ

                         JENNINGS, STROUSS & SALMON, P.L.C.
                               One Renaissance Square
                              Two North Central Avenue
                                 Phoenix, AZ  85004




December 17, 1998

Penhall International Corp.
1801 Penhall Way
P.O. Box 4609
Anaheim, CA  92803

Dechert Price & Rhoads
30 Rockefeller Plaza
New York, NY  10112

     RE:  PENHALL INTERNATIONAL CORP. 12% SENIOR NOTES DUE 2006

Ladies and Gentlemen:

     We have acted as special Arizona counsel to Penhall International Corp., an Arizona corporation (formerly Phoenix Concrete Cutting, Inc.) (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-4, Registration No. 333-64745 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering up to $100 million aggregate principal amount of the Company's 12% Senior Notes due 2006 (the "New Notes") under the Securities Act of 1933, as amended. The New Notes are to be issued in exchange for an equal aggregate principal amount of the Company's outstanding 12% Senior Notes due 2006 pursuant to the Registration Rights Agreement dated August 4, 1998 among Penhall Acquisition Corp., an Arizona corporation and predecessor to the Company, BT Alex. Brown Incorporated and Credit Suisse First Boston Corporation. This opinion is being delivered to you pursuant to your request. Except as otherwise defined herein, initially capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

     Based upon and subject to the qualifications set forth below, we are of the opinion that the New Notes have been duly authorized by the Company.

     In rendering the foregoing opinion we have assumed: the genuineness of all signatures, including those not witnessed and/or facsimile copies thereof; the authenticity of the documents submitted as originals; the conformity to originals of documents submitted as copies; and the legal capacity, competency and (except for individuals executing the documents on behalf of the Company) the due authorization of all natural persons executing any documents.

Dechert Price & Rhoads
December 17, 1998
Page 2


     As special counsel to the Company, we have examined originals or copies of such documents, certificates of public officials and other instruments as we have deemed necessary for purposes of this opinion. Further, with your consent, in rendering this opinion, as to factual matters, we have relied upon certain certificates and resolutions of the Company. We are expressing no opinion to the extent such opinion is dependent upon any instrument or document that we have not reviewed.

     Our opinion is limited to the laws of the State of Arizona and no opinion is given with respect to the laws of the United States or of any jurisdiction other than the State of Arizona. The opinion expressed herein is made as of and based upon the law in effect on the date hereof and we do not undertake to update this opinion with respect to any changes, legislative, judicial or otherwise, of which we may later become aware.

     This opinion is being furnished only to the addressees and is solely for their benefit in connection with the filing of the Registration Statement and for no other purpose. This opinion may not be relied upon, directly or indirectly, for any other purpose, or by any other person, firm or corporation for any purpose, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

/s/  JENNINGS, STROUSS & SALMON, P.L.C.